UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On November 10, 2014, Omnicare, Inc. (the “Company”) issued a notice of redemption with respect to all of its outstanding 3.75% convertible senior subordinated notes due 2042 (the “2042 Notes”) at a redemption price equal to approximately $1,048.89 per $1,000 principal amount of 2042 Notes (plus accrued and unpaid interest to, but excluding, the redemption date of December 10, 2014). Each holder of the 2042 Notes may, at such holder’s option, convert all or a portion of such holder’s 2042 Notes on or prior to December 9, 2014, subject to the terms and conditions of the indenture governing the 2042 Notes. Upon conversion, the Company will pay cash and shares of its common stock, if any, based on a daily conversion value calculated on a proportionate basis for each day of the applicable 25 trading day cash settlement averaging period. The current conversion rate is 24.3607 shares of the Company’s common stock per $1,000 principal amount of the 2042 Notes (subject to adjustment in accordance with the indenture governing the 2042 Notes), which is equivalent to a conversion price of approximately $41.05 per share.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Alexander M. Kayne Alexander M. Kayne Senior Vice President, General Counsel and Secretary

Dated:  November 10, 2014

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